BAILARD, INC., BAILARD FUND SERVICES, INC,
                    AND BAILARD OPPORTUNITY FUND GROUP, INC.
                                 CODE OF ETHICS
                                DECEMBER 16, 2005

              INTRODUCTION.

              This Code of Ethics has been adopted by:

              (i) BAILARD, INC. ("BAILARD"), a registered investment adviser, primarily for the purpose of establishing rules for BAILARD employees, officers and directors with respect to their personal securities transactions;
              (ii) BAILARD FUND SERVICES, INC. ("Fund Services"), a registered broker-dealer, primarily for the purpose of establishing rules for officers, directors and other associated persons of Fund Services with respect to their personal securities transactions; and
              (iii) BAILARD OPPORTUNITY FUND GROUP, INC. (the "Opportunity Fund Group"), a registered investment company currently consisting of four series (each a "Fund" and collectively the "Funds"), primarily for the purpose of establishing rules for Opportunity Fund Group employees, officers and directors with respect to their personal securities transactions.


              BAILARD is required to adopt a code of ethics in accord with Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"). BAILARD, Fund Services and the Opportunity Fund Group are required to adopt a code of ethics in accord with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act").

              The investment management industry is closely regulated under the provisions of the Advisers Act and the 1940 Act, and by the regulations and interpretations of the Securities and Exchange Commission ("SEC") under those statutes. Transactions in securities are also governed by applicable provisions of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and the Commodity Exchange Act ("CEA"), as well as by state laws. The rules of conduct set forth in this Code are based in large part on rules of law and legal concepts developed under those statutes. These legal concepts do not remain static, and further developments of the law in these areas may be expected. We believe that it is our job to conduct our business so as to avoid not only any violation of law but also any appearance of violation or ground for criticism.

              For your guidance, some of the most important legal concepts within which we operate are mentioned below.

                     (a) FIDUCIARY DUTY. BAILARD and investment adviser, underwriter, and investment company personnel owe a fiduciary duty to their clients and Fund stockholders. This means a duty of loyalty, fairness and good faith, and a corresponding duty not to do anything prejudicial to or in conflict with the interests of these clients and stockholders. All personal securities transactions of BAILARD and its affiliated entities (collectively, the "Bailard entities") and such personnel shall be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Neither the Bailard entities nor any investment adviser, underwriter, or investment company personnel shall take inappropriate advantage of their position. This is a higher standard than that applicable to ordinary arm's length business transactions between persons who do not owe a fiduciary duty to the other parties and it is a duty and standard of conduct that is required of the Bailard entities and all BAILARD employees, including Supervised Persons.

                     (b) FRAUD AND DECEIT; INSIDE INFORMATION. The various laws administered by the SEC and the Commodity Futures Trading Commission ("CTFC") contain very broad provisions prohibiting fraud or deceit or "any manipulative or deceptive device or contrivance" in connection with securities and commodities transactions and giving of investment advice. It is under these broad general provisions that the SEC, CFTC and

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private individuals have successfully brought many of the important cases in the securities field that have received so much publicity in recent years, including cases on improper use of material nonpublic ("inside") information.

                     (c) MANIPULATION. Care must always be taken to avoid market manipulation of securities and commodities trading, which is strictly prohibited by law.

                     (d) NONPUBLIC INFORMATION. Neither the Bailard entities
                         nor any investment adviser, underwriter or investment company personnel shall misuse nonpublic Client information.

                     (e) FEDERAL SECURITIES LAWS. BAILARD and its employees,
                         including Supervised Persons, are required to comply with all other applicable Federal Securities Laws.

                     (f) PENALTIES. Under the various federal and state
                         securities and commodities statutes, penalties that may be imposed for violations include civil liability for damages, temporary suspension or permanent prohibition from engaging in various aspects of the securities, commodities or investment advisory businesses, and criminal penalties.

              This Code covers four general topics. Section 2 of this Code includes some broad prohibitions against fraudulent conduct in connection with BAILARD's clients, including the Funds. Because fraudulent conduct can take many forms, this Code cannot reasonably include an all-inclusive list of actions or omissions which are covered. These general prohibitions are basically the same as or are consistent with those in the Federal Securities Laws, and are intended to reflect the expansive and flexible nature of the restrictions which are applicable to our activities.

              Section 3 of this Code includes specific rules and restrictions with respect to personal securities and commodities transactions. These restrictions have been adopted for the purpose of better avoiding any conflicts of interest, or any appearances of conflicts of interest, between (i) the securities trading which BAILARD undertakes on behalf of its clients and personal securities trading by BAILARD'S employees, officers and directors; (ii) the securities trading undertaken on behalf of the Funds and personal securities trading by associated persons of Fund Services; and (iii) the securities trading that the Funds undertake on their own behalf and personal investments by employees, officers, and directors of the Funds. The rules are intended to better assure that trading on behalf of BAILARD's clients is given priority over trading for personal accounts, and that trading for personal accounts does not take place at a time which could adversely affect trading for clients.

              Section 4 of this Code contains specific reporting requirements. As required by Rules 17j-1 and 204A-1, most persons covered by this Code are required to file an initial holdings report, annual holdings reports and quarterly transaction reports relating to certain of their personal securities holdings and transactions. These reports will be reviewed by the Chief Compliance Officer for BAILARD (the "Adviser's Chief Compliance Officer") to determine whether the information suggests a possible violation of this Code. The Chief Compliance Officer of the Funds (the "Funds' Chief Compliance Officer") will review the Adviser's Chief Compliance Officer's personal securities reports and will do a periodic review of the personal securities reporting process as a whole. These reports also may be reviewed by the staff of the SEC when the SEC undertakes compliance examinations of BAILARD, Fund Services, or the Funds. In addition to better ensuring compliance with this Code, the reporting requirements serve to create greater consciousness of possible conflicts and, at the same time, provide a means to detect and correct possible problems. The reporting system is an essential part of this Code and must be strictly adhered to, without exception.

              Section 5 of this Code lists some other rules governing the conduct of (i) BAILARD and its employees, officers and directors; (ii) associated persons of Fund Services; and (iii) employees, officers and directors of the Funds. These rules are designed to prevent conflicts of interest and even the appearance of a conflict of interest on the part of these individuals.

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              The enforcement and administration of these rules and procedures is the responsibility of the Adviser's Chief Compliance Officer, who is also a registered principal (supervisor) of Fund Services, and who shall report to the Funds' Chief Compliance Officer with respect to the enforcement and administration of this Code. As this Code emphasizes, personal trading must always be carried on with good judgment and in good faith. All possible situations cannot be covered by this Code, and under special circumstances exceptions may be appropriate. Although the Funds' Chief Compliance Officer and the Adviser's Chief Compliance Officer each have the authority to grant exceptions under appropriate circumstances, exceptions are rarely appropriate and infrequently granted. Any one subject to this Code contemplating a transaction as to which he or she may have any doubt, or anyone who has any other question as to any part of this Code, should consult with the Adviser's Chief Compliance Officer. If the Adviser's Chief Compliance Officer is absent or unavailable, you should consult with the Funds' Chief Compliance Officer. (or, if the Funds' Chief Compliance Officer is also absent or unavailable, another senior manager of BAILARD or another registered principal of Fund Services).


SECTION 1.       DEFINITIONS.

              Section 1.1. "ACCESS PERSON" means any director, officer or Advisory Person (as defined below) of BAILARD or the Funds; any Supervised Person (as defined below) who (i) has access to nonpublic information regarding any purchase or sale of securities by the Funds or other clients of BAILARD (individually or collectively, a "Client" or "Clients") or nonpublic information regarding the portfolio holdings of any Fund, or (ii) is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic; and any director, officer or associated person of Fund Services who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities (as defined below) by the Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds regarding the purchase or sale of Covered Securities.

              Section 1.2.  "ADVISORY PERSON" means:

              (a) any employee of the Funds or of BAILARD (or of any company in a control relationship to the Funds or BAILARD) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by Clients), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

              (b) any natural person in a control relationship to BAILARD or the Funds who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

              Section 1.3. "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;
(c) any person directly or indirectly controlling, controlled by, or under common controlled with, such other person; and (d) any officer, director, partner, co-partner or employee of such other person.

              Section 1.4. "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.


              Section 1.5. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under Section 16 of the Exchange Act. Generally, you have "beneficial ownership" of any security in which you have a direct or indirect pecuniary interest. "Beneficial ownership" includes accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement, you can share in any profit from the securities, including securities held by a family member sharing the same household,

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by a partnership, corporation or other entity controlled by you, or by a trust of which you are a trustee, beneficiary or settlor. Excerpts from SEC regulations on this subject are available from the Adviser's Chief Compliance Officer and should be reviewed carefully by anyone concerned with this topic before trading or preparing an initial holdings report, annual holdings report or quarterly transaction report.

              Section 1.6 "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company.

              Section 1.7. "COVERED SECURITY" means a security as defined in
Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act (a "Security"), except that it does not include:

              (i)    Direct obligations of the Government of the United States;
              (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (i.e. any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Organization, or which is unrated but is of comparable quality), including repurchase agreements
              (iii)  Shares issued by money market funds;
              (iv) Shares issued by open-end funds other than Reportable Funds (as defined below); and
              (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

              Exchange-traded funds shall be considered Covered Securities for the purposes of this Code of Ethics.

              Section 1.8. "DISINTERESTED DIRECTOR" means a director of the Opportunity Fund Group who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act.

              Section 1.9 "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission ("SEC") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

              Section 1.10. "HOT ISSUE" means an Initial Public Offering in which the securities trade in the aftermarket at a premium over the offering price.

              Section 1.11. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act .

              Section 1.12. "INVESTMENT PERSONNEL" are employees of a Fund, BAILARD or Fund Services (or of any company in a control relationship to a Fund, BAILARD or Fund Services), who, in connection with their regular functions or duties, make or participate in making recommendations regarding the purchase or sale of securities by a Client. The term also includes all natural persons who control a Fund, BAILARD or Fund Services and obtain information concerning recommendations made to a Client, regarding the purchase or sale of securities by the Client.

              Sections 1.13. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act. Limited offerings include private placements and other offerings that are not public.

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              Section 1.14. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other acts, the writing or acquisition of an option to purchase or sell a Covered Security.

              Section 1.15. "REPORTABLE FUNDS" means the Funds, any other mutual fund for which BAILARD serves as investment adviser and any mutual fund whose investment adviser or principal underwriter controls BAILARD, is controlled by BAILARD or is under common control with BAILARD.

              Section 1.16. "SECURITY HELD OR TO BE ACQUIRED BY A CLIENT" means:

              (i) Any Covered Security which, within the most recent 15 days, is or has been held by a Client, or is being or has been considered by the Client or BAILARD for purchase by the Client; and

              (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, such Covered Security.

              Section 1.17. "SUPERVISED PERSON" means any officer or director (or other person occupying a similar status or performing similar functions) or employee of BAILARD (or other person who provides investment advice on behalf of BAILARD and is subject to the supervision and control of BAILARD).

SECTION 2.       GENERAL RESTRICTIONS AGAINST FRAUDULENT CONDUCT.

No Bailard entity and no Access Person, or Affiliated Person of BAILARD, Fund Services or the Funds, may generally, or in connection with the purchase or sale, directly or indirectly, by the Bailard entity or person of a Security Held or to be Acquired by a Client:

              (i) employ any device, scheme or artifice to defraud a Client;

              (ii) make to a Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

              (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on a Client; or

              (iv) engage in any manipulative practice with respect to a Client.

SECTION 3.    SPECIFIC PERSONAL SECURITY TRANSACTION RULES.

                     The following rules are intended to prevent any suggestion or implication that Access Persons are using their relationship with BAILARD, Fund Services or the Funds to obtain advantageous treatment to the detriment of the interests of any Client. The restrictions in this Section 3 apply to transactions for accounts in which an Access Person has a direct or indirect Beneficial Ownership interest. Except as otherwise provided, these restrictions do not apply to the following transactions:

              (i) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

              (ii) Purchases or sales of securities which are not eligible for purchase or sale by a Client (except for Sections 3.1 and 3.2).

              (iii) Purchases or sales which are non-volitional on the part of the Access Person.

              (iv)  Purchases which are part of an Automatic Investment Plan.

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              (v)   Purchases which are effected upon the exercise of rights
              issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

              (vi) Purchases or sales which receive the prior approval of the Adviser's Chief Compliance Officer or the Funds' Chief Compliance Officer on the basis that the potential for harm to any Client is remote because the transactions would be very unlikely to affect market price or liquidity, or because they clearly are not related economically to the securities to be purchased, sold or held by a Client, or for other reasons.

              The purchase or sale of a Covered Security by a Disinterested Director is not subject to the requirements of Section 3 hereof if the Disinterested Director is an Access Person solely by reason of his or her directorship with the Opportunity Fund Group, except where, at the time of such transaction, such Disinterested Director knew, or in the ordinary course of fulfilling his or her official duties as a Disinterested Director should have known, that during the 15-day period immediately preceding or after the date of the Disinterested Director's transaction that such security was purchased or sold by the Funds or such purchase or sale by the Funds was considered by BAILARD or the Funds.

              Section 3.1. INITIAL PUBLIC OFFERINGS. Investment Personnel and Supervised Persons who are Access Persons may not directly or indirectly acquire a Beneficial Ownership interest in any Security in an Initial Public Offering without the prior approval of the Adviser's or the Fund's Chief Compliance Officer. Furthermore, no Access Person who is an associated person of Fund Services may directly or indirectly acquire a Beneficial Ownership interest in any Security in any initial public offering that may be construed as a Hot Issue.

              Section 3.2. LIMITED OFFERINGS. , Investment Personnel and Supervised Persons who are Access Persons may not directly or indirectly acquire a Beneficial Ownership interest in any Security in a Limited Offering without the prior approval of the Adviser's or the Fund's Chief Compliance Officer. Investment Personnel and Supervised Persons who are Access Persons who hold a direct or indirect Beneficial Ownership interest in Securities acquired in a Limited Offering must disclose that investment if they participate in BAILARD's subsequent consideration of an investment in the same issuer, and the decision to make such an investment must be reviewed independently by Investment Personnel with no personal interest in the issuer.

              Section 3.3. PRECLEARANCE OF OTHER INVESTMENTS. All purchases and sales of any Covered Security (except Reportable Funds) by Investment Personnel must be approved by the Trading Department of BAILARD before the transaction may take place. In order to request approval of the purchase or sale, Investment Personnel must complete and submit to the Trading Department a Trade Authorization Request form, a copy of which is attached as Exhibit 1. The Trading Department will review all pending trades to see if any conflict may exist. The Trading Department will authorize or deny the trade (generally within 24 hours), then forward the Trade Authorization Request form to the Adviser's Chief Compliance Officer for review with the trade confirmation. All Access Persons other than Investment Personnel may trade in Covered Securities without prior approval, provided that such persons have no actual knowledge of the activities of Clients with respect to the subject security.

              Section 3.4. DEALINGS WITH CLIENTS. No Access Person may knowingly sell any portfolio security to any Client or knowingly purchase any portfolio security from any Client.

              Section 3.5. SHORT-TERM TRADING. Investment Personnel are prohibited from profiting from the purchase and sale, or sale and purchase, of Covered Securities that are recommended to, or held by, BAILARD's Clients within 60 calendar days. This restriction does not apply to the purchase and sale, or sale and purchase, of Reportable Funds.

              Section 3.6. SAME DAY TRADING BAN. No Access Personnel may knowingly execute a transaction in a Covered Security on a day during which the Covered Security is being actively traded, or actively considered for trading, on behalf of Client accounts. Many of the securities which are subject to this restriction

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at any particular time may be found in the then current version of the BAILARD
Stock List. If you do not have direct access to the BAILARD Stock List, you may contact the Adviser's Chief Compliance Officer or the Trading Department for a copy of the list. Securities which are being added to or deleted from the BAILARD Stock List on the basis of new or revised recommendations from the Research Department are the subject of memos which are circulated to the investment counselors and other interested parties in BAILARD.

This restriction will not be deemed to be violated when a Access Person buys or sells a Covered Security on the same day as a Client buys or sells the same security if:

              (i) The Client's trade order was drafted after the Access Person buying or selling the same security had already obtained the appropriate preclearance from the Trading Department; and

              (ii) Neither the Access Person nor the Trading Department knew that a trade in that security was being actively considered for execution in a Client's account on that day.

This restriction does not apply to the purchase or sale of a Reportable Fund.

              Section 3.7. SPECIAL SEVEN DAY TRADING BAN FOR INVESTMENT COUNSELORS AND PORTFOLIO MANAGERS. No BAILARD investment counselor or portfolio manager may buy or sell a Covered Security within seven calendar days before and after a Client account that he or she manages trades in the same (or a related) security. This restriction will not be deemed to be violated if:

              (i) The Client independently requests BAILARD to buy or sell the security during the seven calendar day period after the investment counselor or portfolio manager executes his or her trade; and

              (ii) The investment counselor or portfolio manager had no reason to know that the Client would make such a request.

This restriction does not apply to the purchase or sale of a Reportable Fund.

              Section 3.8.THREE DAY TRADING BAN RELATING TO RESEARCH RECOMMENDATION MEMOS. No Access Person may buy or sell a Covered Security for three trading days following the receipt of a BAILARD research recommendation memo covering such security. For calculation purposes, the first day of that three-day period is the day that the memo is distributed within BAILARD. The purpose of this prohibition is to better assure that the investment counselors and portfolio managers have ample opportunity to undertake trading for Client accounts promptly following the distribution of the memo. Under special circumstances a trading ban in excess of three days may be announced.

This restriction does not apply to the purchase or sale of a Reportable Fund.

SECTION 4.       REPORTING REQUIREMENTS

              Section 4.1. INITIAL HOLDINGS REPORT. No later than 10 days after a person becomes an Access Person (other than a Disinterested Director), he or she must prepare and file with the Adviser's Chief Compliance Officer an Initial Holdings Report that must contain the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

              (i) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership interest;

              (ii) The name of any broker, dealer or bank with which the Access Person maintained an account in which Securities were held for the direct or indirect benefit of the Access Person; and

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              (iii) The date that the report is submitted by the Access Person.

The Initial Holdings Report form is attached as Exhibit 2.

              Section 4.2. QUARTERLY TRANSACTION REPORTS. No later than 30 days after the end of each calendar quarter, each Access Person must prepare and file with the Adviser's Chief Compliance Officer a Quarterly Transaction Report that must contain the following information:

              (i) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest:

                    (a) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (b) The nature of the transaction (E.G., purchase, sale, option or any other type of acquisition or disposition);

                    (c) The price of the Covered Security at which the transaction was effected;

                    (d) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (e) The date that the report is submitted by the Access Person.

              However, Access Persons are not required to report on their Quarterly Transaction Report transactions in Reportable Funds held in BAILARD's 401(k) Plan. Such transactions are independently reviewed by the Funds' Chief Compliance Officer quarterly.

              (ii) With respect to any account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (a) The name of the broker, dealer or bank with which the Access Person established the account;

                    (b) The date the account was established; and

                    (c) The date that the report is submitted by the Access Person.

The Quarterly Transaction Report form is attached as Exhibit 3.

              Section 4.3. ANNUAL HOLDINGS REPORTS. Annually, each Access Person (other than a Disinterested Director) must prepare and submit to the Adviser's Chief Compliance Officer an Annual Holdings Report containing the following information (which information must be current as of a date no more than 45 days before the report is submitted):

              (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership interest;

              (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

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              (iii) The date that the report is submitted by the Access Person.

The Annual Holdings Report form is attached as Exhibit 4.

              Section 4.4. DISCLAIMER OF BENEFICIAL OWNERSHIP. The SEC allows the Initial Holdings Report, the Quarterly Transaction Reports and the Annual Holdings Reports to contain a statement declaring that the reporting of any transaction or security holding is not to be construed as an admission by the reporting person that he or she has any direct or indirect Beneficial Ownership in the security. Using that disclaimer language may be useful in an unclear situation to avoid the potential risk of not reporting a transaction or security holding while at the same time avoiding prejudicing a position the person may take or later seek to take with respect to ownership status.

              Section 4.5 CONFIRMATIONS AND STATEMENTS. All Access Persons (other than Disinterested Directors) must direct their banks or brokers to send duplicate copies of confirmations of all personal securities transactions involving Covered Securities and copies of periodic statements for all securities accounts holding Covered Securities to the Adviser's Chief Compliance Officer. Confirmations and statements should be received no later than 30 days after the end of the applicable calendar quarter.

              Section 4.6. REPORTING BY ASSOCIATED PERSONS OF FUND SERVICES. In accord with applicable rules of the National Association of Securities Dealers, all "associated persons" of Fund Services must give prior written notice to the Adviser's Chief Compliance Officer with respect to opening any personal brokerage account or any account with a bank, investment adviser or other financial institution through which securities trading will be done. This special notice requirement is not applicable to trading in, or accounts limited to, unit investment trusts, variable life or annuity contracts and registered open-end investment companies.

              Section 4.7. EXEMPTIONS FROM REPORTING. Reports under Sections 4.1, 4.2, 4.3, 4.5 and 4.6 are not required with respect to transactions and accounts over which the reporting person does not have any direct or indirect influence or control and reports under Sections 4.2 and 4.5 are not required with respect to transactions effected pursuant to an Automatic Investment Plan. Furthermore, a Disinterested Director does not need to file quarterly transaction reports unless the Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as Disinterested Director, should have known that, during the 15-day period immediately before or after the Disinterested Director's transaction in a Covered Security, such security was purchased or sold by the Funds or such purchase or sale by the Funds was considered by BAILARD or the Funds. Please note that there are some types of transactions which are not subject to the restrictions of Section 3 , but which are subject to the reporting requirements of Section 4.


              Section 4.8 ANNUAL CERTIFICATION AND PERIODIC WRITTEN ACKNOWLEDGEMENT. Annually, all Access Persons and Supervised Persons will be required to certify that they have read and understand this Code, that they have complied with the requirements of this Code and that they have reported all personal securities transactions and security holdings required to be reported pursuant to the requirements of this Code. The Annual Certification/Periodic Written Acknowledgement form is attached as Exhibit 5.

              Section 4.9 VIOLATIONS. Supervised Persons are required to report any violations of this Code promptly to the Adviser's Chief Compliance Officer. Such reports may be submitted anonymously.

SECTION 5.       OTHER RULES.

              Section 5.1 INSIDE INFORMATION. No Access Person may use any material nonpublic information, no matter how acquired, in his or her own transactions or in the discharge of his or her responsibilities to Clients. Please see the Insider Trading section of BAILARD's Compliance Manual for additional information.

              Section 5.2 DISCLOSURE OF INFORMATION; CONFIDENTIALITY. Information about actual purchase or sale decisions, contemplated purchases or sales, or other transactions under consideration for Clients whether or not actually authorized, must be kept confidential. Research information on portfolio companies and other investments must not be divulged to persons who do not have a need to know such information in connection with their employment by BAILARD, Fund Services or the Funds. In addition, information about Clients is confidential and must not be disclosed to persons who do not have a need to know such information in connection with their employment by BAILARD, Fund Services or the Funds. Access Persons must use care in keeping information confidential.

              Section 5.3 GIFTS AND OTHER PREFERENTIAL TREATMENT. An Access Person may not in relation to the business of BAILARD, the Funds or Fund Services seek or accept from any Client or from any broker or dealer, other financial institution or supplier or contractor to BAILARD, the Funds or Fund Services (a) any gifts of material value (I.E., in excess of $100 per year) or
(b) any sort of preferential treatment from, or special arrangements with, such person or entity.

              Section 5.4 FINDER'S FEES. Access Persons affiliated with BAILARD or Fund Services should not become involved in negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not held by Clients) without the prior permission of the Adviser's Chief Compliance Officer or the Funds' Chief Compliance Officer. Specifically, no finder's or similar fee in connection with any such transactions may be negotiated or accepted without prior permission of the Adviser's Chief Compliance Officer or the Funds' Chief Compliance Officer.

              Section 5.5 SERVICE AS A DIRECTOR. No Access Person affiliated with BAILARD or Fund Services may serve on the board of directors of a publicly traded company, without prior authorization by the Adviser's Chief Compliance Officer or the Funds' Chief Compliance Officer, which authorization shall be based upon a determination that the board service would not be in conflict with the interests of BAILARD, Fund Services, or any Client.

SECTION 6.       SANCTIONS.

              Careful adherence to this Code is one of the basic conditions of employment of every Access Person and Supervised Person. Any Access Person and Supervised Person may be required to give up any profit or other benefit realized from any transaction in violation of this Code, and in appropriate cases other sanctions, up to and includings reprimands, fines and suspensions or termination of employment, may be imposed for conduct inconsistent with this Code. Retaliation against persons reporting under Section 4.9 of this Code will not be tolerated and may be grounds for sanctions under this Section 6 of the Code.

              In addition, as pointed out in the preamble to this Code, certain violations of this Code may also involve violations of law, with the possibility of civil or criminal penalties.

SECTION 7.       REVIEW AND REPORTING.

              The Adviser's Chief Compliance Officer or his or her designee will review all reports submitted pursuant to Section 4 of this Code of Ethics. The Adviser's Chief Compliance Officer will submit at least annually to the Board of the Funds a written report from the Funds, BAILARD and Fund Services that (a) describes any issues arising under this Code, or under any procedures adopted to implement this Code, since the last such report to the Board, including, but not limited to, information about material violations of this Code or such procedures and any sanctions imposed in response to such material violations; and (b) certifies that the Funds, BAILARD and Fund Services, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating this Code. The Funds' Chief Compliance Officer will also report on any recommended changes to this Code or such procedures and shall maintain oversight responsibility with respect to these policies and procedures concerning the Funds.

SECTION 8.       RECORD KEEPING.

              Pursuant to Rule 17j-1(f) and Rule 204-2 under the Advisers Act, the following records shall be maintained in an easily accessible place at the Funds', BAILARD's and Funds Services' principal place of business:

                 o A copy of this Code that is in effect, or at any time within the past 5 years was in effect.
                 o A record of any violation of this Code, and of any action taken as a result of the violation, for at least five years after the end of the fiscal year in which the violation occurs.
                 o A copy of each report made by an Access Person under
                   Section 4 of this Code, including any information provided under Section 4.5 of this Code, for at least 5 years after the end of the fiscal year in which the report is made or the information is provided.
                 o A record of all persons, currently or within the past five years, who are or were required to make reports under
                   Section 4 of this Code, or who are or were responsible for reviewing these reports.
                 o A record of all annual certifications and written
                   acknowledgements as required under Section 4.8 of this Code for each person who is currently, or within the past
                   5 years was, an Access Person or a Supervised Person., respectively.
                 o A copy of each report required under Section 7 of this Code for at least 5 years .
                 o A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel, and Supervised Persons who are Access Persons, of Initial Public Offerings and Limited Offerings for at least 5 years after the end of the fiscal year in which the approval was granted.

              PERIODIC WRITTEN ACKNOWLEDGEMENT/CERTIFICATION:

              I have received a copy of, understand and agree to abide by the provisions of the Code of Ethics of BAILARD, Fund Services and the Funds, dated December 16, 2005.

Signed:______________________________________


Print Name:__________________________________


Dated:_______________________________________

Exhibits:


           (1)   Trade Authorization Request Form

           (2)   Initial Holdings Report Form

           (3)   Quarterly Transaction Report Form

           (4)   Annual Holdings Report Form

           (5)   Annual Certification / Periodic Written Acknowledgment Form

                                    EXHIBIT 1
                           TRADE AUTHORIZATION REQUEST



     (1)     Name of  Access Person requesting authorization:______________________________________________________

     (2)     If different than #1, name of the person in
             whose account the trade will occur:             ______________________________________________________

     (3)     Relationship of (2) to (1):                     ______________________________________________________

     (4)     Name of security and ticker symbol:             ______________________________________________________

     (5)     Maximum number of shares or units to be
             purchased or sold or amount of bond:            ______________________________________________________

     (6)     Check if applicable:                                                 [ ]    Purchase     [ ]    Sale

     (7)     Do you possess material nonpublic information
             regarding the security or the issuer of the security?                [ ]    Yes          [ ]    No

     (8)     To your knowledge, are the securities or "equivalent" securities
             (I.E., securities issued by the same issuer) held by one or more
             Funds or other accounts managed
             by BAILARD?                                                          [ ]    Yes          [ ]    No

     (9)     To your knowledge, are there any outstanding purchase or sell orders for this security (or any equivalent security) by a BAILARD client, including but not limited to any Fund
             managed by BAILARD?                                                  [ ]    Yes          [ ]    No

    (10)     To your knowledge, are the securities (or equivalent securities)
             being considered for purchase or sale by one
             or more Funds or other accounts managed by BAILARD?                  [ ]    Yes          [ ]    No

    (11)     Are the securities being acquired in an initial public
             offering?                                                            [ ]    Yes          [ ]    No

    (12)     Are the securities being acquired in a limited
             offering?                                                            [ ]    Yes          [ ]    No






    (13)     If you are a portfolio manager or investment counselor, has any client account you managed (including any of the Funds), purchased or sold these securities (or equivalent securities) within the past seven calendar days or do you expect the account to purchase or sell these securities (or equivalent securities) within seven
             calendar days of your purchase or sale?                              [ ]    Yes          [ ]    No

    (14)     Have you or any account of which you have Beneficial Ownership purchased or sold these securities (or equivalent Securities) in
             the prior 60 days?                                                   [ ]    Yes          [ ]    No


I have read the Bailard, Inc., Bailard Fund Services, Inc., and Bailard
Opportunity Fund Group Code of Ethics, dated December 16, 2005, and represent that the proposed trade fully complies with the requirements of the Code.



                                                                                __________________________________________
                                                                                        Access Person Signature

                                                                                __________________________________________
                                                                                        Print Name



Authorized:   __________________________________________

Date:         __________________________________________


                                    EXHIBIT 2
                             INITIAL HOLDINGS REPORT

ACCESS PERSON'S NAME:__________________________    DATE YOU BECAME AN ACCESS PERSON:____________________

NAME OF BROKER, DEALER OR BANK(S) WITH WHOM YOU MAINTAINED AN ACCOUNT(S) IN WHICH SECURITIES WERE HELD
FOR YOUR DIRECT OR INDIRECT BENEFIT:

 ________________________________________________________________

Please list below the title, ticker symbol or CUSIP number, and number of shares or principal amount of each Covered Security of which you have any direct or indirect Beneficial Ownership interest. (Note:
Covered Securities do NOT include direct obligations of the government of the U.S.; bankers'
acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end mutual funds and unit investment trusts that are not managed by BAILARD.) This report is made solely to comply with SEC regulations and shall not be construed as an admission that the person submitting the report has a
Beneficial Ownership of the securities listed below. Please attach additional sheets if more space is needed.



                                                          TICKER SYMBOL OR         NUMBER OF SHARES/
TITLE (NAME) OF COVERED SECURITY                          CUSIP NUMBER             PRINCIPAL AMOUNT




















                Date Submitted: _______________ Signature:_________________________________

 Note: All information on this report must be current as of a date no more than 45 days prior to the date you became an Access Person.


                                    EXHIBIT 3
                          QUARTERLY TRANSACTION REPORT
--------------------------------------------------------------------------------------------------------------

SECURITIES TRANSACTIONS FOR CALENDAR QUARTER ENDING ______________________________________________ 20_________

--------------------------------------------------------------------------------------------------------------
TITLE  AND
TICKER OR CUSIP NUMBER       DATE           NATURE            AMOUNT OF        PRICE AT        BROKER OR BAN
OF SECURITY (COMMON          OF             OF                SECURITY         WHICH           EFFECTING
STOCK                        TRANSACTION    TRANSACTION       INVOLVED         EFFECTED        TRANSACTION
unless otherwise
indicated)*



















For accounts opened during the quarter,
Name of broker, dealer or bank:   ____________________________________________  Date opened: _________________

Above is a record of transactions during the quarter in Covered Securities in which I had, or by reason of which I acquired or disposed of, a direct or indirect, beneficial ownership interest. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am the beneficial owner of the securities listed above.

____________________, 20____                        ___________________________________________________
                                                                                        Signature

*Please provide interest rate and maturity date (if applicable)

PLEASE RETURN TO JANIS HORNE

                                    EXHIBIT 4
                             ANNUAL HOLDINGS REPORT


ACCESS PERSON'S NAME:___________________________________________________________________________________


NAME OF BROKER, DEALER OR BANK(S) WITH WHOM YOU MAINTAIN AN ACCOUNT(S) IN WHICH SECURITIES ARE HELD FOR
YOUR DIRECT OR INDIRECT BENEFIT:
________________________________________________________________________________________________________


Please list below the title, ticker symbol or CUSIP number, and number of shares or principal amount of each Covered Security of which you had any direct or indirect Beneficial Ownership. (Note: Covered
Securities do NOT include direct obligations of the government of the U.S.; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end mutual funds and unit investment trusts that are not managed by Bailard.) The information in this report must be current as of a date no more than 45 days before the report is submitted. This report is made solely to comply with SEC regulations and shall not be construed as an admission that the person submitting the report has Beneficial Ownership of the securities listed below. Please attach additional sheets if more space is needed.

                                                     TICKER SYMBOL OR        NUMBER OF SHARES /
TITLE (NAME) OF COVERED SECURITY                     CUSIP NUMBER            PRINCIPAL AMOUNT


























                 Date Submitted: _______________ Signature:__________________________________

Note:  All information on this report must be current as of a date no more than 45 days before it is submitted.


                                    EXHIBIT 5
             ANNUAL CERTIFICATION /PERIODIC WRITTEN ACKNOWLEDGEMENT



I acknowledge that I received, read and understand the Code of Ethics of Bailard, Inc., Bailard Fund Services, Inc. and Bailard Opportunity Fund Group dated December 16, 2005.

I certify that during the past year:

                    1. In accordance with Section 3.1, 3.2 and 3.3 of the Code of Ethics, I have obtained prior authorization for all my personal securities transactions, except for transactions exempt from pre-clearance under Section 3 of the Code of Ethics.

                    2. In accordance with Section 4.1 of the Code of Ethics, I have fully disclosed all my personal securities holdings and accounts on the initial holdings report within the time required, unless exempt under Section
4.7 of the Code of Ethics.

                    3. In accordance with Section 4.2 of the Code of Ethics, I have reported all my personal securities transactions and accounts within the time required, except for transactions and accounts exempt from reporting under
Section 4.7 of the Code of Ethics.

                    4. In accordance with Section 4.3 of the Code of Ethics, I have fully disclosed all my personal securities holdings and accounts on the annual holdings report within the time required, unless exempt under Section 4.7 of the Code of Ethics.

                    5. I have complied with the Code of Ethics in all other respects as well.



                                   _____________________________________________
                                   Access Person / Supervised Person Signature


                                   _____________________________________________
                                   Print Name



                                   Dated:_______________________________________